Exhibit 10.1

CREDIT FACILITIES

We, Bank of China (Malaysia) Berhad ("the Bank" or ''BOCM") are pleased to offer you ("the Borrower") the under mentioned facilities ("the Facilities") subject to the terms and conditions hereunder and outlined in the attached Annexure: -

PURPOSE:	TL
To redeem 15-Storey commercial office building and an annexed 2-storey podium block with a basement carpark held under Geran No. 10010, Lot 238, Section 43, Town and District of Kuala Lumpur, Wilayah Persekntuan Kuala Lumpur known as No. 160, Jalan Ampang, 50450 Kuala Lumpur from Hong Leong Bank Berhad. ("the Property").

RC
For working capital requirements of Le Apple Boutique Hotel (KLCC) Sdn Bhd (Co. No: 963265-D).

The Bank reserves the right to recall the Facilities if not used for the purpose granted.

SECURITY/SUPPORT:	1) Facilities Agreement to be stamped to secure the principal sum RM55,000,000-00 together with interest accruing thereon and all other monies owing. ("the Facilities Agreement")

2) A registered all monies first par(y charge by Borrower over 15-Storey commercial office building and an annexed 2-storey podium block with a basement" carpark held under Geran No. 10010, Lot 238, Section 43, Town and District of Kuala Lumpur, Wilayah Persekntuan Kuala Lumpur known as No. 160, Jalan Ampang, 50450 Kuala Lumpur ( "the Charge")

PGCG Assets Holdings Sdn Bhd (KLG/1403/2001)

3)	A Debenture incorporating fixed and floating charge for RM55,000,000-00 plus interest thereon over all the present and future assets of the Borrower.
4)	Personal Guarantee for the principal sum of RM55,000,000-00 together with interest thereon to be executed by Wong Weng Kung (NRIC No: 720909-08-5057).
5)	A Corporate Guarantee for the principal sum of RM 55,000,000-00 together with interest thereon to be executed by Union Hub Technology Sdn Bhd (Company No. 807388-P).
6)	Deed of Assignment of Rental Proceeds over the rights and interest to the rental of the Property. The Chargor/Borrower is to issue a Notice of Assignment to tenants instructing deposit of rentals into Borrower's current account maintained with the Bank The said Notice of Assignment(s) is/are to be acknowledged by the respective tenants.
7)	Any other documents as advised by the Bank's panel lawyer.

If at any time the Bank shall consider that the security is insufficient, you shall immediately but in any event not later than 14 days from the date of a notice from the Bank provide such further security as the Bank shall require whether in cash or otherwise of such value and for such tenure as the Bank shall in its absolute discretion decide.

TENURE:	TL - 10 years

RC - repayable on demand or at rollover options of 1,3,6 & 12 months

TL - 1.00% per annum above BLR on daily rests basis.

RC - 1.50% per annum above COF on daily rests.

The BOCM's Base Lending Rate (BLR) is currently 6.60%. p.a. as at the date of this Letter of Offer.

The Bank reserves the right to vary interest rates/charges in accordance with the prevailing market conditions' at its absolute discretion or the prevailing prescribed/financing rates where applicable.

TERMS GOVERNING TL:	1)

Repayment

To be repaid by monthly instalments of RM476,898-00 each commencing one month after full drawdown over a period of 120 months or until full settlement.

Pending the full drawdown of your loan, you shall service interest only which will be calculated on a daily basis at the aforesaid rate on the drawndown portion by way of debiting your current account on or before the I" day after each month.

Your account is to be sufficiently funded before the I" day of each month to service loan repayment and interest.

	2)	Availability period The TL is to be drawndown by 6 months from issuing date of Letter of Offer beyond which date any undrawn portion may be cancelled at the Bank's discretion.

	3)

In the event of late payment of principal and/or interest, additional interest on the amount overdue will be charged at 1.0% per annum over the above interest rate, from the due date until the date of payment.

PGCG Assets Holdings Sdn Bhd (KLG/1403/2001)

All interest due shall be capitalized and added for all purposes to the principal sum and bear interest at the relevant applicable rate notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship for whatever reason

TERMS GOVERNING RC:	1)	Commitment fee 1.0% per annum will be charged on the unutilized portion of the RC which is payable monthly in arrears by way of debiting the Borrowers' current account.

2)

Overdue Interest

Without prejudice to the rights and remedies of the Bank, if you have defaulted in the payment of any sums on their respective due dates, you shall pay interest on the overdue sum at the rate of 1% p.a. above the Prescribed Rate of RC or such other rate as the Bank may, at it sole discretion, at any time and from time to time, impose without notice to you, and such rate or rates of interest shall be payable by you from the due date until the actual date of payment.

	3)	Prepayment Interest shall be charged and not be refunded in the event of RC being settled before the relevant maturity date.

In the event that the Borrower insists on prepaying the RC or part thereof, the Borrower must give one (1) month's prior written notice of such intention except for rollover options of up to one (1) month where prepayment is not applicable, failing which the Borrower shall at the Bank's sole discretion further pay to the Bank on demand such additional amount as the Bank shall deem necessary to compensate it for any loss, premium, penalty or expenses incurred or to be incurred by it (including loss of applicable margin) on account of funds borrowed or committed for, to make available, fund or maintain its lending in the amounts cancelled or prepaid.

	4)	Drawdown

i) RC is allowed to drawdown after full release of TL.

ii) The drawdown of the RC is subject to the following:-

a) Submission of written and irrevocable Notice of Drawdown (in the form prescribed by the Bank) to the Bank at least two (2) working days before the intended drawdown date.

b) Each drawdown is for a minimum amount of RMl,000,000-00 and thereafter to be in multiples of RM500,000-00 for rollover at the Interest Period as stated in the Letter of Offer at the Bank's absolute discretion provided that the aggregate amount drawdown shall not exceed RM15,000,000-00.

	5)	Interest Period

a) Each Interest Period for drawdown and/or rollover of RC shall be 1, 3, 6 or 12 months.

b) Interest Period for a Drawing or a rollover of a Drawing shall not extend beyond the Tenure of the RC.

	6)	Repayment
a) The principal amount drawdown is to be repaid on the last day of each Interest Period by debiting from the Borrower's RM current account.

b) The interest is to be serviced in arrears on the last day of each Interest Period by debiting from the Borrower's RM current account.

PGCG Assets Holdings Sdn Bhd (KLG/1403/2001)

7)

Subject to the Bank's agreement, the Borrower may, by giving to the Bank a written and irrevocable Rollover Notice (in the form prescribed by the Bank), request to rollover a Drawing for a further Interest Period as stated in the Letter of Offer, PROVIDED THAT:

a) The written and irrevocable rollover notice must be received by the Bank two (2) working days before the last day of the current Interest Period for the Drawing requested to be rolled-over;

b) All accrued interest on such Drawing requested to be rolled-over shall have been fully paid.

Notwithstanding anything herein in the Letter of Offer contained, the Bank reserves the right to limit the Interest Period of a Drawing or a rollover of a Drawing to such period as the Bank may determine and further in addition thereto the Bank shall be at liberty at its sole discretion without having to give any reasons therefore refuse to rollover a Drawing despite having received a Rollover Notice from the Borrower,

CONDITIONS PRECEDENT:	1)	Acceptance of this Letter of Offer and upon completion of security documentation;

	2)	A certified true copy/extract of Board of Directors' resolution authorizing acceptance of the Letter of Offer and the creation of the security is to be furnished to the Bank.

	3)	A certified true copy/extract of Board of Directors' resolution sanctioning the giving of the Corporate Guarantee to secure the credit facilities granted to the Borrower is to be furnished to the Bank with a confirmation by its company secretary that the company is empowered to provide the security in respect of the Borrower's facilities under its Memorandum and Articles of Association and without violating Section 133A of the Companies Act 1965.

	4)	The paid-up capital of the Borrower is to be increased to RM50,000,000-00 as evidenced by a certified true copy of the Form 24 supported with documentary evidence on lodgment with CCM.

	5)	The Bank’s solicitors are to confirm that there are no adverse reports in the Jabatan Insolvensi Malaysia (JIM) searches on Borrower and its Director(s) and all the security parties.

	6)	Receipt of Companies Commission of Malaysia (CCM) Search on Borrower to confirm that there is no restrictive covenants and debenture created over assets of the company.

	7)	Satisfactory title search on the Property.

	8)	Submission of a valuation report by the Bank's panel valuer indicating an Open Market Value at least RM87,000,000-00 for the Property. Otherwise, the Bank reserves the rights to reduce the Facility(ies) limit accordingly. The valuer is to extend its Professional Liability to the Bank.

	9)	The Borrower is to furnish the Bank an irrevocable Letter of Instruction to debit its current account maintained with the Bank for monthly installment of TL and all other charges and expenses incurred in relation to the credit facilities and account maintained with the Bank.

PGCG Assets Holdings Sdn Bhd (KLG/1403/2001)

	10)	Submission of rental/leasing agreement signed between Tenant and the Borrower with monthly rental of not less than RM550,000-00 per month.

	11)	One-off Facility Fee of RM1 0,000-00.

	12)	All statutory and other approvals as may be necessary for the acceptance and utilization of the facility by the Borrower (including the approvals of Bank Negara Malaysia,. if necessary)

	13)	Upon fulfillment of all other conditions precedent or any other conditions that the Bank may impose.

OTHER TERMS
& CONDITIONS:	1)

Review/cancellation

All credit facilities are granted conditional upon the Borrower conducting the accounts actively and satisfactorily within the limit at all times.

Notwithstanding the above, the credit facilities are subject to periodic reviews at the Bank's sole discretion. During reviews, the Bank may vary, cancel or add to the terms of the facilities as it deems fit. In such event, the Bank may require the Borrower to execute such other documents as the Bank's lawyers may advise at the Borrower's cost and expenses.

2)

Insurance

The Borrower undertakes to adequately insure the property(ies)/ the assets under the Debenture/ the project against fire and such other hazards as the Bank may designate ,with an insurance company on the Bank's panel and with interests vested in the Bank as Mortgagee and loss payee. The original copy of the policy together with the premium receipt is to be forwarded to the Bank soonest possible. Furthermore, the benefit of the insurance and such renewal thereof shall be absolutely assigned to the Bank during the currency of the credit facilities herein granted.

Nothing in this Letter of Offer shall be construed to obligate the Bank to obtain adequate insurance coverage or to make it liable for any loss resulting from the lack of insurance coverage.

3)

Revaluation exercise

The Bank shall be at liberty to engage from time to time a valuer to value the charged/ assigned property and make a valuation report thereon at the expense of the Borrower where deemed necessary. All fees/expenses shall be borne by the Borrower.

4)

Opening of Account

A Current Account is to be opened (if it is not opened yet) and actively maintained at all times with our Bank, which the Bank is hereby irrevocably authorised to debit the said account with monthly repayments, payment of interest, commission, banking charges, legal fees, insurance premiums and all other charges, fees, costs and expenses incurred in relation to the Facilities and the said account or other account(s) maintained with the Bank without prior reference to the Borrower.

The Borrower is to ensure that the Current Account or other account(s) has sufficient credit balances at all times in order to meet the above payments.

PGCG Assets Holdings Sdn Bhd (KLG/1403/2001)

For the remaining Terms and Conditions of the facilities, please refer to Annexure attached which forms an integral part of this offer.

Please signify your acceptance of the above facilities so offered as well as the terms and conditions thereof as stated above in this Letter of Offer, by having your authorized signatory/signatories sign at the appropriate place provided in the enclosed duplicate of this letter and returning the same to the Bank before 2nd September 2014 together with a certified true copy I extract of the resolutions of your Board of Directors authorizing the same to enable us to proceed with the necessary documentation. The Bat)k reserves the right in its sole discretion to deem the above offer as lapsed and revoked if the said offer above is not accepted in the manner and by the date as stated above.

We are pleased to be of assistance to you and look forward to the development of a mutually beneficial and lasting relationship. Should you have any query, please contact Mr. Yap Swee Aik at telephone number: 03-3346 2288

Yours faithfully

for BANK OF CHINA (MALAYSIA) BERHAD

PGCG Assets Holdings Sdn Bhd (KLG/1403/2001)

ACCEPTANCE

To: Bank of China (Malaysia) Berhad

I/We hereby accept the above facilities so offered as well as the terms and conditions thereof as stated above in this Letter of Offer. I/We hereby confirm that the Bank's agreement to provide the above facilities will not contravene the provisions of the Financial Services Act 2013.

I/We hereby consent and authorize Bank of China (Malaysia) Berhad to conduct credit reference check, to obtain and to disclose any information (including but not limited to personal information on my/our application(s), account(s) and/or credit facility(ies), including that of the pledgor/chargor, my/our directors, shareholders, guarantors, group of companies and other related parties/information (where applicable), in the past, present and -future, pertaining to the application, renewal, review and conduct of my/our account(s) from/to:

(1)	the Central Credit Bureau and the Banking Supervision Department of Bank Negara Malaysia;
(2)	all participating banks having access to such information through Central Credit Bureau;
(3)	any other credit reporting (as defined under the Credit Reporting Agencies Act 2010) bureau, bodies and/or agencies;
(4)	the loan guarantors (if applicable);
(5)	the panel insurer of the bank for the Mortgage Reducing Term Assurance (MRTA), Group Overdraft Level Form Assurance and/or any other matters pertaining to insurance (if applicable);
(6)	debt collection agents, lawyers, custodians and nominee companies;
(7)	the Borrower(s)' authorized agents, executor, administrator or legal representative;
(8)	relevant auditors performing audit checks on Bank of China (Malaysia) Berhad; and
(9)	the Banking Group of Bank of China Limited, Beijing, People's Republic of China (if applicable).

I/We also consent and authorize Bank of China (Malaysia) Berhad to collect, use, transfer, disclose and/or retain any information (including but not limited to personal information) on my/our application(s), account(s) and/credit facility(ies), including that of the pledgor / chargor, my/our directors, shareholders, guarantors, group of companies and other related parties/information (where applicable), in the past, present and future, pertaining to the application, renewal, review and conduct of my/our account(s) in compliance with Personal Data Protection Act 2010.

We also confirm and agree that we will duly perform, abide by, comply with and be bound by the terms and conditions of the above facilities as stated above in this Letter of Offer. We further agree that this Letter of Offer embodies in writing all the terms and conditions of the said facilities (subject to such variations or amendments as may hereafter from time to time be made or required by the Bank) and confirm that any warranties, promise, representations , collateral agreements etc that may have been made or made to us by or on behalf of the Bank, whether orally or otherwise, in the course of the pre-contractual negotiations or otherwise leading to the issue of this Letter of Offer by the Bank but which have not been expressly included or incorporated above in this Letter of Offer with our express consent, and shall therefore not be binding upon the Bank or have any effect whatsoever and we shall not (and shall not be entitled to) raise the same as a defence or to support any claim by us in any legal or other proceedings or otherwise for any reason on purpose whatsoever.

PGCG Assets Holdings Sdn Bhd (KLG/1403/2001)

PGCG Assets Holdings Sdn Bhd (KLG/1403/2001)

To: (i) BANK OF CHINA (MALAYSIA) BERHAD

(ii) SME CREDIT BUREAU(!\'!) SDN BHD (if applicable)

I/we hereby consent and authorize Bank of China (Malaysia) Berhad to conduct credit reference check, to obtain and to disclose any information (including but not limited to personal information) on my/our application(s), account(s) and/or credit facility(ies), including that of my/our partners, directors, shareholders, guarantor(s), pledgor(s), chargor(s), group of companies and other related parties (as applicable) information in the past, present and future (whether or not provided by me/us personally or by my/our guarantor, surety or any other related sources relating to me/us), pertaining to the application, renewal, review and conduct of my/our account(s) from/to:

(1)	the Central Credit Bureau and the Banking Supervision Department of Bank Negara Malaysia;
(2)	all participating banks having access to such information through Central Credit Bureau;
(3)	any other credit reporting (as defined under the Credit Reporting Agencies Act 2010) bureau, bodies and/or agencies;
(4)	the loan guarantors (if applicable);
(5)	the panel insurer of the bank for the Mortgage Reducing Term Assurance (MRTA), Group Overdraft Level Form Assurance and/or any other matters pertaining to insurance (if applicable);
(6)	debt collection agents, lawyers, custodians and nominee companies;
(7)	the :Borrower(s)' authorized agents, executor, administrator or legal representative; (8) relevant auditors performing audit checks on Bank of China (Malaysia) Berhad; and
(9)	the Banking Group of Bank of China Limited, Beijing, People's Republic of China (if applicable).

I/we also consent and authorize Bank of China (Malaysia) Berhad to collect, use, transfer, disclose and/or retain any information (including but not limited to personal information) on my/our application(s), account(s) and/credit facility(ies), including that of the pledgor /charger, my/our directors, shareholders, guarantors, group of companies and other related parties/information (where applicable), in the past, present and future, pertaining to the application, renewal, review and conduct of my/our account(s) in compliance with Personal Data Protection Act 2010.

Further and in addition to the above, I/we acknowledge and agree that in respect of any information relating to me/us furnished in the above, the SME Credit Bureau shall be authorized to collect/gather/search the information from any other data sources and to furnish such information (including any credit reports, processed information and/or any other related products) to the Bank.

I/We hereby represent and warrant to the Bank and the SME Credit Bureau that I/we am/are irrevocably authorized to issue this consent letter for and on behalf of every relevant parties.

PGCG Assets Holdings Sdn Bhd (KLG/1403/2001)

Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

ANNEXURE TO LETTER OF OFFER

(TO BE READ AS AN INTEGRAL PART OF THE LETTER OF OFFER DATED 19th AUGUST 2014)

TERMS AND CONDITIONS

1)	Repayment

In accordance with normal banking practice and notwithstanding anything to the contrary herein-contained and prior to the time for annual review, these facilities are subject to our customary overriding right of repayment on demand and (but not limited to) the requirements of Biro Maklumat Cek from time to time.

2)	Financial Services Act 2013

You shall notify the Bank immediately if any of the relationships specified in the Financial Services Act 2013 which or whether prohibit the Bank from granting any facility to you are established or discovered at any time before granting of or during the continuance of the Facility(ies). The Bank reserves the right to cancel or recall the Facility(ies) should it discover that the granting or continuance of the Facility(ies) shall be in contravention of the Financial Services Act 2013.

3)	Performance Covenants

The obligation of Bank of China (Malaysia) Berhad (hereinafter referred as "BOCM") to make available the credit facility(ies) to the Borrower shall also be subject to the following conditions:

a)	BOCM is satisfied that no event has occurred so as to render the credit facility(ies) or any part thereof to be immediately repayable and no event of default under any agreement or arrangement referred to herein shall have happened and be continuing;

b)	no extraordinary circumstance or change in law or other governmental action shall have occurred which shall make it improbable that the Borrower will be able to observe and perform the covenants and obligations on its part to be observed and performed hereunder;

c)	there shall not have occurred any default in the performance by the Borrower of any covenant or agreement contained in this Letter of Offer and other security documents.

4) (I)	Representations and Warranties

The Borrower hereby represents and warrants to BOCM as follows:-

a)	the Borrower has the power and capacity to execute, deliver and perform the terms of this Letter of Offer and all other security documents;
b)	if the Borrower is a company, it is duly incorporated and validly existing under the laws of Malaysia, and has full power and authority to own its assets and carry on its business as it is now being conducted;
c)	this Letter of Offer and all other security documents constitute the legal, valid and binding obligations of the Borrower in accordance with its terms;
d)	the execution, delivery and performance of this Letter of Offer and all other security documents will not exceed the power granted to the Borrower and/or violate the provisions of:

i.	any law or regulation or any order or decree of any government authority, agency or court to which they are subject;

1

Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

ii.	the Borrower's Memorandum and Articles of Association; and
iii.	any undertaking or instrument to which the Borrower is a party or which is binding upon it.

e)	all acts, conditions, things, approvals, consents, authorizations and licenses required to be done, fulfilled, performed or obtained in order:
i.	to enable the Borrower lawfully to accept the terms and conditions of this Letter of Offer and all other security documents exercise its rights hereunder and perform the obligations in the Letter of Offer and all other security documents;
ii.	to ensure that the obligations expressed to be assumed by the Borrower in this Letter of Offer and all other security documents are legal, valid, binding and enforceable; and
iii.	to render this Letter of Offer and all other security documents admissible in evidence in Malaysia, have been done, fulfilled performed or obtained and are in full force and effect.

f)	the Borrower has fully disclosed in writing to BOCM the facts relating to it which it knows or should reasonably know and which are material for disclosure to BOCM in the context of this Letter of Offer and all other security documents;
g)	no Event of Default (as hereinafter provided) has occurred or is continuing;
h)	the Property, guarantee and collateral given as security for the Facilities (including profits generated from the Property) and all monies paid to BOCM come from lawful sources and does not breach the Anti-Money Laundering and Anti-Terrorism Financing Act 2001 or similar legislation applying in the jurisdiction where the monies are derived or any tax laws which the Borrower(s) is subject to;
i)	the Borrower is not nor will it by utilizing the credit facility(ies) be in default under any other existing mortgage, indenture, contract or agreement binding on the Borrower to which it is subject;
j)	the Borrower is not in default under any agreement to which it is a party or by which it may be bound and the Borrower is not a party to any litigation, arbitration or administrative proceedings that are presently current or pending or threatened with default, as the case may be, which materially affect its solvency or affect its ability to perform its respective obligations under this Letter of Offer and all other security documents;
k)	There is no violation of any provisions contained in the Financial Services Act 2013 or any prevailing laws or regulatory requirements or directives or guidelines issued or which may from time to time be issued or amended by Bank Negara Malaysia pertaining to the grant of facilities generally or to persons connected with BOCM.
l)	the Borrower is not related to any director or officer or employee of BOCM currently either as parent, spouse or child so as to result in the availment of the credit facility by the Borrower hereunder contravening the Financial Services Act 2013 and the Borrower undertakes to advise BOCM immediately if any of the said relationships is established or discovered at any time;

m)	there has been no material adverse change in the financial conditions or operations of the Borrower since the day(s) of its respective last audited accounts;

(II)	Continuing Nature of Warranties And Representations

a)	The representations and warranties contained above are true and accurate in all respects as if each of such representation and warranties were repeated on such date; and

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Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

b)	No Event of Default under this Letter of Offer and all other security documents, and no event which by giving notice or the passing of time would constitute an Event of Default under this Letter of Offer and all other security documents have occurred.

(III)	Truth and Correctness of Representations and Warranties

The truth and correctness of all the matters stated in the representations and warranties above shall form the basis of BOCM's commitment to make or continue to make available the credit facility(ies) to the Borrower. If any such representations and warranties made shall at any time hereafter be found to have been incorrect in any material respect then and in such event and notwithstanding anything to the contrary contained herein BOCM shall have the right at its absolute discretion to review, suspend, recall or terminate the credit facility(ies).

5)	Covenants

The Borrower hereby agrees and undertakes with BOCM that from the date of this Letter of Offer and all other security documents until all its liabilities under this Letter of Offer and all other security documents have been fully discharged and the credit facility(ies) shall cease to be available, the Borrower shall :-

a)	punctually pay all its indebtedness under this Letter of Offer and all other security documents when due and owing;
b)	perform all its other obligations under this Letter of Offer and all other security documents
c)	inform BOCM and keep BOCM informed of any legal proceedings, litigations, claims (of a material nature) in which it is involved;
d)	notify BOCM of the occurrence of any Event of Default whether in relation to any of its other indebtedness or otherwise of any occurrence of which it becomes aware which might adversely affect its ability to fully perform its obligations under this Letter of Offer and all other security documents to fully perform its obligations under this Letter of Offer and all other security documents;
e)	furnish to BOCM all such information as BOCM shall reasonably request concerning the use of proceeds drawndown under the credit facility(ies) and on any factors materially affecting its business and its operations and financial conditions and in particular supply BOCM with statements of all monies owing to the Borrower in such form as BOCM may from time to time require;
f)	maintain records adequate to reflect in accordance with consistently maintained and sound accounting practices operations and financial conditions and allow BOCM or its agents and servants to inspect and request for copies of all records at any of its offices, branches or places of business or elsewhere and all records kept by it which relate to or affect properties assets and business;
g)	not effect or undertake or permit any form of merger reconstruction consolidation or amalgamation by way of a scheme of arrangement or otherwise approve, permit or suffer any change of ownership or transfer of any part of its issued capital; ·
h)	not make or permit to exist loans or lend or make advances to any person, firm, company (other than subsidiary associate or related corporation where the Borrower is a body corporate) or guarantee any person, enterprise or company (other than normal trade guarantees or temporary loans to staff, customers, contractors or suppliers in the ordinary course of business);
i)	not incur, assume, guarantee or permit to exist any indebtedness except:

3

Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

i)	such loan, credit facilities or accommodation as have been disclosed in writing to and consented to in writing by BOCM, and
ii)	any unsecured indebtedness payable on demand or maturing by its terms within twelve (12) months after the date on which it was originally, in either case, incurred in the ordinary course of business of the Borrower;

j)	not bank, effect or keep on foot or permit to effect or keep on foot any insurance against any risk in respect of the Property or any works building or fixture on or in respect of the Property or any property charged or secured to the Bank when the Bank has effected or has kept on foot such insurance;
k)	not add to, delete, vary or amend its Memorandum and Articles of Association in any manner which would be inconsistent with the provisions of this Annexure or any other security documentation, or change its financial year, or the nature of its business;
I)	not sell, transfer (save and except in the ordinary course of business of the Borrower on ordinary commercial terms and on the basis of arm's length arrangements) or lease or otherwise dispose of all or a substantial part of its assets;
m)	not decrease or in any way whatsoever alter the authorized or issued capital of the Borrower whether by varying the amount, structure or value thereof or the rights attached thereto or convert any of its share capital into stock or by consolidating, dividing or subdividing all or any of its shares provided always that the conversion of any transferable subscriptions into shares by their holders shall be permitted; and
n)	not allow any changes to its existing Board of Directors or shareholders or their respective shareholdings or permit any changes in its control, management or corporate ownership structure.

6)	Events of Default

Upon the occurrence of any of following events at any time and regardless of whether the event is within or beyond the control of BOCM and/or the Borrower:-

a)	the Borrower fails to make punctual payment of principal or interest or any other payment due under this Letter of Offer and all other security documents whether formally demanded or not;
b)	any of the representations and warranties contained herein shall be found to have been incorrect or inaccurate in any material respect at any time during the subsistence of the Letter of Offer and all other security documents;
c)	the Borrower ceases or threatens to cease to carry on their respective business;
d)	a distress or execution or writ of seizure and sale of attachments is levied or issued against the assets or any part thereof the Borrower or any other properties belonging to the Borrower;
e)	a winding-up petition is presented against the Borrower or an order is made or an effective resolution is passed for the winding-up of the Borrower;
f)	a receiver of the Borrower's property assets or undertakings or any part hereof shall be appointed;
g)	the Borrower commits or threatens to commit a breach of any of the provisions herein contained which is not capable of remedy;

4

Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

h)	a material adverse change has occurred in the financial condition of the Borrower which in the opinion of BOCM is likely to prejudice the ability of the Borrower to perform its respective obligations under this Letter of Offer and all other security documents in accordance with terms hereof;
i)	any litigation, arbitration or administrative proceedings are current or pending or threatened against the Borrower;
j)	a notice or proposal for compulsory acquisition of the Property or any of the assets of the Borrower or a Related Corporation or any part thereof shall be issued or made under or by virtue of an Act of Parliament or other statutory provision;
k)	the Borrower and/or a Related Corporation is under investigation the provisions of Part IX of the Companies Act, 1965;
I)	if in the absolute opinion of BOCM, the Borrower's account with BOCM (including any other accounts the Borrower may have with BOCM) is or has not been operated satisfactorily;
m)	in BOCM's absolute opinion, the Borrower is not carrying on its respective business and affairs in accordance with sound financial and industrial standards and practices;
n)	the Borrower becomes insolvent, is unable to pay its debts as it falls due, stops, suspends, or threatens to stop or suspends payment of all or a material part of its debts, begins negotiations or takes any proceedings or other step with a view to readjustment, rescheduling or deferral of all their respective indebtedness (or of any part of its respective indebtedness which it will or might otherwise be unable to pay when due), or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditor, or a moratorium is agreed or declared in respect of or affecting all or any part of its respective indebtedness; or
o)	the prohibition of Section 133A of the Companies Act 1965 shall on the occurrence or existence of any circumstances specified therein apply;

then, and in any such event, BOCM may by written notice to the Borrower declare that an Event of Default has occurred and simultaneously or at any time thereafter, irrespective of whether any event mentioned herein is continuing, BOCM may:-

i)	by written notice to the Borrower, declare that the credit facility(ies) is cancelled,
ii)	by written notice to the Borrower, declare all outstanding amounts, accrued interest thereon and any other sum then payable under this Letter of Offer and all other security documents to be immediately due and payable and/or
iii)	by written notice to the Borrower, request for additional security in whatsoever form BOCM in its absolute opinion deems necessary without prejudice to the generality of the above any declaration made pursuant to paragraphs (i), (ii) and/or (iii) aforesaid may be made in the same notice given to the Borrower declaring an Event of Default.

6)	Cross Default Clause

In addition to BOCM's rights under Clause 5 hereof, BOCM reserves the right to withhold the release of the credit facility(ies) or to recall the credit facility(ies) or to proceed with litigation against the Borrower upon the occurrence of a default in payment of any monies due to BOCM by any other party of which the Borrower is a guarantor, a joint-account holder or a related corporation or related party.

5

Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

7)	Right of Set-Off

The Borrower hereby agrees that BOCM may at any time without notice after an Event of Default or in making demand notwithstanding any settlement of account or other matters whatsoever combine or consolidate all or any of the then existing accounts of the Borrower in credit including accounts in the name of BOCM or of the Borrower jointly with others (whether current deposit loans or any other nature whatsoever subject to notice or not or whether in Ringgit or any other currency) wheresoever situate and set-off or transfer any sums standing to the credit of any one or more such accounts in or towards satisfaction of any moneys, obligations and liabilities of the Borrower to BOCM whether such liabilities be present, future, actual, contingent, primary, collateral several or joint. Where such combination set-off or transfer requires, the conversion of one currency into another such conversion shall be calculated at the then prevailing spot rate of exchange of BOCM (as conclusively determined by BOCM) for purchasing the currency for which the Borrower is liable with the existing currency so converted.

8)	Waiver

No delay in exercising or omission to exercise any right, power or remedy accruing to BOCM upon any default by the Borrower shall impair any such right, power or remedy or be construed to be a waiver hereof or an acquiescence in such default.

9)	Indemnity

Without prejudice to the provisions hereunder governing the Events of Defaults, the Borrower shall indemnify BOCM against any loss or expenses (including legal expenses on solicitor and client basis) which BOCM may sustain or incur as a consequence of any default in payment by the Borrower or any sum due hereunder or under any security documents including (but not limited to) any interest or fees paid or payable on account of, or in respect of, any funds borrowed or deposits from third parties in order to maintain the credit facility(ies) or in liquidating or re-employing such funds or deposits.

10)	Certificate Conclusive

The certificate of BOCM as to the amount or amounts (if any) for the time being due and payable by the Borrower under this Letter of Offer and all other security documents shall, in the absence of manifest error, be conclusive evidence against the Borrower of the amount or amounts so due and payable.

11)	Suspense Account

Any money received hereunder may be placed and kept to the credit of a suspense account for so long as BOCM thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of any money or liabilities due or incurred by the Borrower to BOCM. Notwithstanding any such payment in the event of any proceedings in or analogous to bankruptcy liquidation composition or arrangement BOCM may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if this security had not been created.

12)	Insurance

The Borrower undertakes to adequately insure the properties to be charged to BOCM and the Fixed And Floating Assets against fire and other relevant risks for their full market value or replacement cost whichever is higher as BOCM may designate with an insurer on the BOCM's panel and with interests vested in BOCM as beneficiary. The original copy of the policy together with the premium receipt is to be forwarded to the BOCM soonest available. Furthermore, the benefit of the insurance and such renewal thereof shall be absolutely assigned to BOCM during the currency of the credit facility(ies) herein granted. Nothing in this letter of offer shall be construed to obligate BOCM to obtain adequate insurance coverage or to make it liable for any loss resulting from the lack of insurance coverage.

6

Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

13)	Modification and Indulgence

BOCM may at any time and without in any way affecting the security mentioned herein:-

a)	determine restructure vary or increase any credit or other facility granted to the Borrower and may open or continue any account or accounts (or both) with the Borrower at any branch or branches of the BOCM;
b)	grant to the Borrower any time or indulgence;
c)	deal with, exchange, release or modify or abstain from perfecting or enforcing any security or other guarantee or right it may now or at any time hereafter or from time to time have from or against the Borrower; and/or
d)	enter into any deed of composition with the Borrower.

14)	Consolidation and Combination of Accounts

a)	Any provision under the National Land Code which has the effect of restricting the right of consolidation shall not apply here.

b)	It is hereby expressly agreed and declared that unless BOCM otherwise agrees, the Borrower shall not be entitled to redeem or require the release or discharge of any security given by the Borrower to BOCM and whether given now or hereafter except on payment by the Borrower of not only all money referred to herein but also all money whatsoever and howsoever owing or payable or due from the Borrower to BOCM under any other account whether as a borrower, guarantor, assignor or howsoever or otherwise with BOCM and without prejudice to the generality of the foregoing, it is hereby expressly agreed and declared that unless BOCM otherwise agrees in writing the security mentioned herein shall not be discharged except on payment :-
i)	of all indebtedness; and
ii)	of all other moneys due and owing to BOCM by the Borrower under any account with BOCM whether or not and howsoever secured; and
iii)	of all moneys secured by any other security created by the Borrower or by any person through whom the Borrower claims in favour of or vested in BOCM.

c)	BOCM further reserves the right at any time at its absolute discretion and without notice to the Borrower to combine or consolidate all or any of its accounts including accounts jointly with others (of any nature whatsoever whether subject to notice or not) wheresoever situate with any liabilities and obligations owed or incurred by the Borrower to BOCM and set-off or transfer any sum standing to the credit of any one or more of such accounts in or towards satisfaction of money obligations and liabilities due and payable to BOCM.

15)	Costs

The Borrower shall be liable to pay all fees and expenses howsoever arising or incurred in connection with or incidental to the documentation, registration and discharge of these credit facility(ies) including BOCM's solicitors fee (on a solicitor and client basis) in connection with the preparation and execution of the documentation, registration and discharge of these credit facility(ies) and such other matters related thereto. If the indebtedness or any part thereof shall be required to be recovered through any process of law, or if the said money or any part thereof shall be placed in the hands of solicitors for collection, the Borrower shall pay (in addition to the moneys then due and payable hereunder) BOCM's solicitors' fees (on a solicitor and client basis) and any other fees and expenses incurred in respect of such collection and the account of the Borrower shall be debited accordingly.

7

Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

16)	Right of Bank to Recall or Vary

a)	BOCM shall be entitled at its absolute discretion to terminate these credit facility(ies) and to recall and demand the discharge by the Borrower of the indebtedness at any time or to vary or amend the credit facility(ies) granted herein or both in such manner and upon such terms as BOCM may determine.
b)	BOCM has the absolute right by notice in writing to the Borrower to determine this Charge and to rescind these credit facility(ies), or to refuse to pay out the term loan or any part thereof or make any Advance if the principal sum or any part thereof or any interest thereon are in arrears or shall become immediately repayable. Upon giving of such notice, (a) any part of the term loan not therefore disbursed shall be cancelled, and any part of the term loan already disbursed shall become due and immediately repayable on demand notwithstanding anything contained herein to the contrary and (b) all unutilized portion of the overdraft facility shall be cancelled and all utilized portion of the overdraft facility shall become due and immediately repayable on demand notwithstanding anything contained herein to the contrary.

17)	Reconstruction of BOCM or Borrower

The security, liabilities and obligation created hereunder shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation reconstruction or otherwise which may be made in the constitution of BOCM or the Borrower and it is expressly declared that no change whatsoever in relation to or affecting BOCM or the Borrower, or both, shall in any way affect the security, liabilities and obligations created hereunder in relation to any transaction whatsoever whether past present or future.

18)	Change in Circumstances

In the event that by reason of the enactment of or the making of any change in any applicable law, regulation or regulatory requirement or in the interpretation or application or the making of any request or direction from or requirement of Bank Negara Malaysia or other fiscal or monetary authority (whether or not having the force of law), BOCM shall be of the opinion that it has or will become unlawful or it is otherwise prohibited or prevented for it to maintain or give effect to all or any of its obligations as contemplated by this letter of offer then, notwithstanding any other provision in this offer letter, BOCM's obligation to advance the credit facility(ies) shall be terminated and/or as the case may be, the Borrower shall on demand forthwith repay the credit facility(ies) in full together with accrued interest thereon and any other amount payable thereunder to BOCM.

19)	General Terms

a)	The Borrower is advised to seek independent legal advice in respect of the loan/overdraft and security documentation.
b)	Subject always to the Personal Data Protection Act 2010, the Borrower consents to authorize BOCM processing and giving any information (including but not limited to personal information) in relation to the Borrower's account(s) and/or credit faci1ity(ies) to:

(1)	the Central Credit Bureau and the Banking Supervision Department of Bank Negara Malaysia;
(2)	all participating banks having access to such information through Central Credit Bureau;
(3)	SME Credit Bureau (M) Sdn Bhd or any other bureau, bodies, agencies and/or any other credit reporting (as defined under the Credit Reporting Agencies act 2010);
(4)	the loan guarantors pledgors, chargors, assignors (if applicable);
(5)	the Government of Malaysia as Guarantor and Syarikat Jaminan Pembiayaan Perniagaan Berhad (SJPP) (if applicable);
(6)	the panel insurer of the bank for the Mortgage Reducing Term Assurance (MRTA), Group Overdraft Level Form Assurance and/or any other matters pertaining to insurance (if applicable);
(7)	relevant auditors performing audit checks on Bank of China (Malaysia) Berhad; and/or

8

Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

(8)	the Banking Group of Bank of China Limited, Beijing, People's Republic of China (if applicable).

c)	The Borrower hereby agrees that the credit facility(ies) hereby are subject to the requirements of Biro Maklumat Cek (BMC) from time to time and that BOCM reserves the right to recall the credit facility(ies) granted hereunder in the event the Borrower's current account is closed by any bank following the requirements of BMC notwithstanding that the Borrower's current account(s) with BOCM whether held solely or jointly with other has/have been conducted satisfactorily.
d)	Notwithstanding anything to the contrary contained herein, BOCM may at any time and in its absolute discretion without discharging in any way the Borrower's liabilities hereunder and any other security documents to vary the terms herein including but not limited to the rate of interest, additional interest, commission, overdue interest, and other charges herein stated; and the amount or form of the credit facility(ies) granted so as to convert the existing credit facility(ies) or cancel one or more credit facility(ies) and such variation shall take effect upon notice being given by BOCM to the Borrower.
e)	BOCM further reserves the right to immediately recall the credit facility(ies) granted herein if any of the Borrower's other indebtedness to BOCM or to any third party or parties becomes capable in accordance with the relevant terms thereof of being declared due prematurely by reason of a default or the Borrower's failure to make any payment in respect thereof on the due date for each payment if due on demand when demanded or the security for such indebtedness becomes enforceable.
f)	All legal expenses and all other charges and disbursements (including stamp duty and BOCM's solicitor's fees on a solicitor and client basis) incurred in connection with or incidental to the preparation and execution of the security documents and in the recovery of the above mentioned credit facility(ies) and enforcement of security shall be payable by the Borrower and if remaining unpaid shall be debited without further notice to the Borrower's current/savings account or a disbursement/suspense account opened by BOCM for the purpose.
g)	If the credit facility(ies) is extended beyond the expiry date of the time deposit, the deposit will be renewed automatically each time it falls due and will remain as continuing security for as long as the credit facility(ies) shall remain unpaid.
h)	If the effect of any, or a change in any, law or regulation is to increase the cost to BOCM of advancing, maintaining or funding these credit facility(ies) or to reduce the effective return to BOCM, BOCM reserves the right to require payment on demand of such amounts as BOCM considers necessary to compensate BOCM therefor.
i)	The facility/ies are subject to review at any time and from time to time at BOCM's sole discretion. BOCM retains its customary overriding right of repayment on demand.
j)	The abovesaid terms and conditions are not exhaustive neither conclusive and this letter of offer when accepted forms a provisional agreement until the fommal agreement embodying the complete terms and conditions is signed. Upon such signing, the abovesaid terms and conditions shall be part of the Agreement and/or the relevant security documents whether expressed therein or otherwise.
k)	The credit facility(ies) is made available to the Borrower so long as credit, funding, market conditions and other factors remain unchanged. The release and/or continuation of the credit facility(ies) are nevertheless at the sole discretion of BOCM.

9

Borrower: PGCG Assets Holdings Sdn Bhd (Company No. 983271-U)

Ref No. : KLG/1403/2001

Date :19th August 2014

20)	Other terms and conditions as contained in BOCM's legal or security documentation/s shall apply in addition to any other terms and conditions that BOCM's solicitors may think fit to impose when formalizing such documentation/s on BOCM's behalf.

21)	Interpretation

a)	Words importing the singular number include the plural and vice versa.
b)	Words importing the masculine gender include the feminine and neuter gender.
c)	The headings and sub-headings in this Annexure are inserted for convenience only and are to be ignored when construing the provisions this Annexure.
d)	Any reference to statutes and the rules made thereunder includes all amendments which may be enacted from time to time.
e)	Where the Borrower is a company, the provisions contained herein which are primarily and literally applicable to the case of natural persons shall be construed and take effect as if the Borrower were a company and shall bind all of its assigns and successors-in-title. Accordingly, any references herein relating to bankruptcy shall thereafter be reference relating to the winding-up, liquidation, amalgamation or reconstruction, as the case may be, of the Borrower.
f)	Where there are two (2) or more persons comprised in the expression "the Borrower", agreements, covenants, terms stipulations and undertakings expressed to be made by and on part of the Borrower shall be deemed to be made by or binding upon such persons jointly and severally.
g)	If security is provided by a third party, all provisions reposing obligations on the Borrower shall mean that the Borrower is legally obliged to cause such third party to fulfill the respective obligations. Failure on the Borrower's part to discharge such obligation is deemed a breach by the Borrower of the respective provision.

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